SPECIAL VEHICLE MANUFACTURER CONVERTERS AGREEMENT

         THIS AGREEMENT is executed by and between General Motors Corporation, a Delaware corporation whose business office is located in Detroit, Michigan (hereinafter "GM)", and Starcraft Automotive Group, Inc., located at Goshen, IN (hereinafter "Manufacturer"), effective July 1, 1999.

         WHEREAS, GM is engaged in the business of assembling and marketing complete and incomplete motor vehicles, including Chevrolet and GMC trucks and truck chassis (hereinafter "Vehicles"); and

         WHEREAS, Manufacturer is engaged in the business of manufacturing and marketing special bodies and equipment installed on or in Vehicles (Vehicles modified by Manufacturer are hereinafter "End Products"); and

         WHEREAS, independent authorized Chevrolet and GMC dealers (hereinafter "Dealers") may acquire End Products from Manufacturer; and

         WHEREAS, GM and Manufacturer desire that GM sell Vehicles to Manufacturer on a restricted basis to be made into End Products by Manufacturer for resale to Dealers so as to facilitate the business operations of GM, its Dealers, and Manufacturer, including the accommodation of the parties' production schedules to the extent feasible; and

         WHEREAS, implementation of this Agreement will require, among other things, the establishment and maintenance of an arrangement between Manufacturer and a financial institution to finance the purchase of and facilitate the payment for the Vehicles from GM;

         NOW, THEREFORE, in reliance on and in consideration of the premises and the mutual promises contained in this Agreement, the parties hereby agree as follows:

Article 1:  Agreement to Sell and Purchase Vehicles

1.1 GM agrees to sell to Manufacturer, and Manufacturer agrees to purchase from GM, Vehicles subject to all of the terms and conditions of this Agreement. GM has provided Manufacturer with a copy of its current Special Vehicle Manufacturer Converters Program Manual (hereinafter "Manual"), setting forth the policies and procedures Manufacturer is required to follow in the processing of Vehicles hereunder, including policies and procedures for ordering Vehicles, and repair of transportation damage and defective parts. GM reserves the right to change the Manual in writing at any time. The Manual is hereby incorporated by reference into this Agreement, and all of the provisions now or hereafter contained in the Manual shall be deemed to be part and parcel of this Agreement. Manufacturer shall follow the policies and procedures set forth in the Manual in the performance of its obligations hereunder.

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Article 2:  Vehicle Orders; Prices; Financing

2.1 Manufacturer shall submit orders to GM for Vehicles electronically. There are numerous factors which affect the availability of Vehicles. GM reserves to itself absolute discretion in accepting orders and distributing Vehicles, and its judgment in such matters shall be final. Manufacturer's orders for Vehicles are not binding on GM until accepted by GM, and may be canceled by Manufacturer until that time. An order is accepted by GM when the Vehicle is released to production.

2.2 Prices and other terms of sale applicable to Vehicles are those set forth in the Chevrolet and GMC Data Book or the Manual. Such prices may be changed by GM at any time. Except as otherwise provided by GM in writing, such changes will apply to Vehicles not shipped at the time the changes are effective. Vehicles ordered under this Agreement are not eligible for any price protection allowance that otherwise may have been available on orders submitted directly by a Dealer to GM.

2.3 Manufacturer shall establish and maintain a financing arrangement between Manufacturer and a financial institution for the purpose of financing the purchase of and facilitating the payment for the Vehicles from GM. The financial institution must be satisfactory to GM. Manufacturer shall provide to GM a copy of the Agreement between Manufacturer and its financial institution. Manufacturer shall notify GM in advance of any proposed changes in its financing arrangement for review and acceptance by GM. Manufacturer and its financial institution shall furnish GM with a statement as to the maximum number of Vehicles that will be financed by such financial institution at any particular time. This maximum number of Vehicles is referred to in this Agreement and the Manual as the "Credit Limit." Failure of Manufacturer to obtain or retain a Vehicle inventory financing arrangement in an amount satisfactory to GM and with a financial institution acceptable to GM will result in termination of this Agreement.

2.4 Except for the purpose of financing Manufacturer's acquisition of Vehicles hereunder, Manufacturer shall not grant, nor cause or permit to arise, any security, lien, or other interest in any part of an End Product (other than a special body or equipment installed thereon by Manufacturer) without GM's prior written approval. Manufacturer shall promptly reimburse GM for any money paid by GM to discharge any such adverse lien or interest, if it elects or is required to do so.

2.5      GM shall have the right,  with or without  advance  notice,  to examine
         Vehicles and Manufacturer's records in respect thereof at any time during regular business hours.

Article3:  Handling of Vehicles

3.1 Upon receipt of Vehicles, Manufacturer shall inspect each Vehicle for damage or shortage and shall accept custody of, and execute an appropriate receipt for, each Vehicle.

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3.2      Manufacturer  shall keep and maintain  each Vehicle  delivered to it in safe storage (including, as appropriate, in a defined area enclosed by an adequate fence and protected to the extent appropriate in that vicinity by security personnel). Manufacturer shall not store any Vehicle at any location not identified by address on Exhibit A. Manufacturer's obligation is to ensure that Vehicles do not deteriorate from a like new condition in appearance or quality during the period of Manufacturer's control.

3.3 Manufacturer shall have corrected all damage or shortages noted upon receipt. All repairs must be performed by an authorized Chevrolet or GMC Dealer.

Article 4:  Delivery; Title and Risk of Loss; Insurance

4.1 GM will select the assembly and shipping locations and the modes of transportation for delivery of Vehicles to Manufacturer. Risk of loss shall pass to Manufacturer upon delivery by GM to a carrier (F.O.B. GM's assembly plant), and actual and legal title shall similarly pass to Manufacturer but with restrictions for mutual benefit as further provided in this Agreement. Delivery shall be to Manufacturer's business premises identified on Exhibit A, unless GM decides another location is appropriate. Any claims for loss or damage to a Vehicle while in the possession of a carrier must be noted on the delivery receipt and submitted to GM.

4.2 Manufacturer's purchase and possession of Vehicles hereunder is a restrictive purchase and possession for mutual benefit, and Manufacturer acknowledges that this Agreement is intended to result in the distribution of quality End Products only to GM's Dealer network for the particular Vehicle brand. The Manufacturer's Statement or Certificate of Origin for each Vehicle, prepared by GM, will not be delivered to Manufacturer, but will be held by GM until the End Product is sold by Manufacturer to a Dealer. Following an agreement by Manufacturer with a Dealer for the Dealer's purchase of an End Product, Manufacturer shall notify GM. Upon such notice and payment to GM by the Dealer for the involved Vehicle, GM will credit Manufacturer for the original cost of the Vehicle and charge the Dealer for that Vehicle. Upon receipt of payment, GM will issue the MSO to and in the name of such Dealer.

4.3 Manufacturer shall, absent written agreement to the contrary, be responsible for delivery of End Products to Dealers, and for invoicing and collecting for its work on or in Vehicles. Manufacturer acknowledges that the date of GM's charge to a Dealer for a Vehicle has significance for purposes of pricing, promotions, inventory charges, and other purposes, and to the extent possible, Manufacturer shall ship the appropriate End Product promptly upon a Dealer's purchase of such End Product. Manufacturer agrees to promptly negotiate a reasonable settlement in good faith with any Dealer which incurs undue delay in delivery of an End Product.

4.4 Manufacturer hereby indemnifies and holds GM harmless from and against any and all claim, cause of action, loss, damage, or expense, including reasonable attorneys fees and expenses

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         incurred from any litigation, arising from or relating to any claim for injury or property damage in connection with the manufacturing or marketing of End Products or with the use, operation or storage of any Vehicle while Manufacturer has title, custody, possession, or risk of loss under this Agreement.

4.5 Manufacturer shall obtain and maintain, pursuant to the terms of this Agreement, at its sole expense, the following types of insurance coverage, with minimum limits as set forth below:

         1. Comprehensive General Liability coverage, including products, completed operations and contractual liability, at a limit acceptable to GM but not less than $10,000,000 per occurrence for personal injury and property damage combined.

         2. Comprehensive Automobile Liability covering all owned, hired, and non-owned vehicles at a limit of not less than $5,000,000 per occurrence for personal injury and property damage combined, including all statutory coverages for all states of operation.

         3. Workers Compensation in the statutory limits for all states of operation.

         4. Employers Liability in limits of not less than $1,000,000 for all states of operation.

         5. Garage Keepers Legal Liability on a Direct Primary coverage basis including comprehensive and collision coverage at a limit acceptable to GM. Coverage should apply to all vehicles while in the care, custody or control of Manufacturer for any cause of physical damage on a primary basis without regard to negligence. (This coverage should be maintained separate and distinct from coverage available under the Manufacturer's finance plan.)

         Manufacturer shall provide GM with a certificate of insurance and insurance policy evidencing GM as an additional insured for all above-mentioned coverages except Workers Compensation and Employers Liability for all activities connected with this Agreement, and stating that the above-listed insurance is primary to any coverage that may be available to GM. Manufacturer shall provide at least thirty days' prior written notice to GM of cancellation, modification, or material change to any policy. Such certificate shall be in a form acceptable to, and underwritten by, insurance company(ies) satisfactory to GM. The purchase of appropriate insurance coverage by Manufacturer or the furnishing of certificate(s) of insurance shall not release Manufacturer from its respective obligations or liabilities under this Agreement. All coverages shall be maintained throughout the duration of this Agreement with the exception of Comprehensive General Liability coverage referenced in Paragraph 1 above, which shall be maintained for a period of ten years after termination of this Agreement.

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Article 5:  Upfitting; Standard of Workmanship; Compliance With Laws

5.1 Manufacturer shall not alter any Vehicle, install any body or equipment thereon, or remove any Vehicle from its business premises where originally delivered prior to:

         a. Approval by GM of its financial institution for demonstrators and unassigned speculative inventory (see GMAC MFP Agreement parameters); or

         b.       For  all  other   Vehicles,   sale  of  such   Vehicle(s)   by
                  Manufacturer to a Dealer as provided in this Agreement and notice thereof to GM.

5.2 To the extent possible, Manufacturer shall process Vehicles delivered under the terms of this Agreement on a first-in, first-out basis.

5.3 Manufacturer shall use its best skills and judgment and shall perform all work in accordance with the highest professional standards of workmanship, and it shall exercise due care to ensure that all work it performs is free from defects in design, materials, and workmanship. Manufacturer shall further employ or retain persons with appropriate technical competence for the work being performed. GM may provide technical information to assist Manufacturer, but Manufacturer will control and bear full responsibility for the design and manufacture of the End Product.

         Manufacturer  acknowledges  that the  reputation of GM and its products may be affected by the quality, reliability, and durability of Manufacturer's products and its conduct in the marketplace. GM may provide Manufacturer with process guidelines and other information for improving End Product quality, reliability and durability, and provide to Manufacturer a periodic assessment of its processes. Manufacturer is responsible for selecting and implementing processes which meet customer expectations for quality, reliability, and durability.

         Manufacturer agrees to maintain a viable Dealer and consumer relations activity, to offer a competitive warranty on its work to Dealers and consumers equal in duration and every other aspect to the applicable chassis model year new Vehicle warranty, and to maintain through Dealers, and others at Manufacturer's discretion, a system of convenient Warranty corrections for consumers, and to make available to Dealers service replacement parts with number identification systems (this shall hereinafter be referred to as "Parts Number Identification") for Warranty and non-Warranty service for a reasonable period of time after End Products are sold to consumers.

5.4 Manufacturer shall comply with all federal, state, and local laws, regulations, and standards in its performance of its work. Manufacturer acknowledges its legal responsibility insofar as it is the manufacturer of an End Product and agrees to certify and warrant its contribution to the End Product. Further, Manufacturer agrees to cooperate with GM in achieving

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         compliance  with applicable laws and  regulations.  Manufacturer  shall maintain a copy of the "Document for Incomplete Vehicles" supplied by GM with certain Vehicles and a record of the name and address of the first retail purchaser of each End Product and shall make such information available to GM at the times and in the manner specified by GM.

5.5 Manufacturer shall promptly notify GM of any real or potential defect in the End Products.

Article 6: New Vehicle Preparation; Vehicle Warranty and Campaign Corrections by
           Manufacturer

6.1 Manufacturer shall have performed, by an authorized Chevrolet or GMC Dealer needed warranty and special policy repairs and adjustments, and campaign corrections directed by GM. All such services performed on Chevrolet and GMC vans only may be performed prior to upfitting, provided all Federal Motor Vehicle Safety Standards are left intact in upfitting. All such services performed on models other than Chevrolet or GMC vans shall be performed after upfitting but before the End Products leave Manufacturer's possession. Manufacturer shall make End Products available to such Dealer in such fashion as to facilitate the performance of services.

6.2 The written new Vehicle warranty provided with each Vehicle contains the only GM warranty applicable to such Vehicle, and GM neither assumes nor authorizes anyone to assume for it any other obligation or liability in connection with such Vehicle. In particular, GM does not assume, and hereby disclaims, any warranty or other liability or obligation, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY PRODUCT LIABILITIES BASED UPON NEGLIGENCE OR STRICT LIABILITY, to Manufacturer, except if Manufacturer becomes an owner of a Vehicle, and then only to the extent of the written new Vehicle warranty. Manufacturer shall ensure that General Motors' written new Vehicle warranty and other product information intended for the consumer are placed in the End Product and remain with it when it leaves the custody of the Manufacturer.

Article 7:  Recall Campaigns; Product Liability

7.1 In the event of a recall campaign by GM necessitated by a defect or nonconformity in a Vehicle for which Manufacturer is responsible, in whole or in part, Manufacturer shall reimburse GM the direct costs,
         expenses  and  any   penalties   which  may  be   incurred,   with  the
         understanding that the portion of such direct costs, expenses and penalties to be borne by Manufacturer, shall be proportional to the degree to which the defect or non-conformity of Manufacturer's work caused the recall. Prior to GM performing any recall campaign for which GM expects reimbursement, GM and Manufacturer will exchange information and will consult with each other with respect to the need and advisability thereof, provided, however, that the final decision as to whether or not to have such a recall shall in every instance rest with General Motors.

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7.2      With respect to any actual,  potential, or threatened claim, action, or proceeding (hereinafter "Claim"), regardless of whether such Claim is based on strict liability, negligence, warranty, or other theory
         (hereinafter   "Product   Liability"),   relating   to  any  aspect  of
         Manufacturer's work, each of the parties to this Agreement shall (a) communicate and cooperate with the other and, if necessary, the
         appropriate   insurance  carrier,  to  the  fullest  extent  reasonably
         possible in investigation of the facts and circumstances surrounding the Claim and in any litigation involving the Claim; (b) refrain from taking any position adverse to the interests of the other party to this Agreement; and (c) not, except in enforcement of the rights hereunder, institute any claim, action, or proceeding, whether by cross-complaint, third party complaint, interpleader, or otherwise, against the other party to this Agreement.

7.3 With respect to any Product Liability or related liability, costs, and expense under this Article, the following are applicable:

         a. Any settlement or payment to satisfy an adverse judgment in any Claim shall be apportioned to GM and Manufacturer based upon such judgment or, if there is no judgment or it is not definitive as to causation, each party's liability; and

         b. GM and Manufacturer shall bear their respective costs and expenses incurred in connection with cooperation in investigation and litigation, including those costs incurred for the production of documents and answering of other discovery.

7.4 In the event a Product Liability Claim is brought against GM or Manufacturer relating to the other's work, each party shall promptly forward to the other party every summons and complaint and every other court document received by it; and if the other party is named a party in the action, in no event shall either party take any action toward settlement without prior notification to the other party of such proposed action followed by a reasonable period of time to allow the other party to respond to such notification.

Article 8:  Indemnifications Dispute Resolution

8.1 In the event a suit or other proceeding is commenced relating to any aspect of Manufacturer's work, including any portions of a Vehicle affected by Manufacturer's work, Manufacturer agrees to hold GM harmless and indemnify GM completely from Product Liability losses. Each party shall retain the right to conduct its own defense to such suit or proceeding.

8.2 In the event of any breach of any obligation contained in this Agreement, the breaching party shall indemnify the nonbreaching party for any damage, costs, and expense, including reasonable attorneys' fees, suffered by the nonbreaching party due to the breach.

8.3 If it cannot be determined whether, or the extent to which, a settlement of or judgment in a Claim or a recall campaign was based on an aspect of Manufacturer's work or on another part in a Vehicle that plaintiff alleged was defective, then either party may submit the matter to

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         binding  arbitration  in order to  determine  the  relative  percentage allocable to each party. Such disputes shall be finally settled under the Rules of the American Arbitration Association, provided that the arbitration shall not occur until after the conclusion of the case. There shall be three (3) arbiters, one appointed by GM and one appointed by Manufacturer, with the third appointed by the other two. Costs of the arbitration shall be shared equally.

Article 9:  Termination; U.S. Distribution

9.1 This Agreement may be terminated by either party at any time by written notice thereof to the other party. Written notice of termination shall be delivered personally or by certified mail, return receipt requested, termination shall be effective at the end of the third business day after the day of receipt of such written notice or at such later time as may be set forth in such notice.

9.2 If this Agreement is terminated by GM, Manufacturer may purchase outright or have a Dealer purchase outright any or all Vehicles in Manufacturer's custody. The net purchase price for each such Vehicle shall be the Dealer invoice price at which GM would have sold such Vehicle to a Dealer on the date of GM's invoice to Manufacturer inclusive of any discounts or allowances (including model close-out allowance, if applicable) that might have been available to such Dealer. Unless otherwise agreed in writing, such purchase price shall be paid to GM by certified check or bank check delivered not later than the aforesaid third business day. In the alternative, GM shall retake possession of Vehicles in Manufacturer's custody and credit Manufacturer for Manufacturer's original purchase price from GM.

9.3 If this Agreement is terminated by Manufacturer, Manufacturer shall, prior to the effective date of termination, purchase outright or have a Dealer purchase outright all Vehicles in its custody in accordance with the terms of Section 9.2; provided, however, that GM at its option may retake possession of such Vehicles, or any of them, and (a) credit Manufacturer for Manufacturer's original purchase price from GM, and
         (b) charge Manufacturer the lesser of the expense incurred by GM to redistribute such Vehicles or the destination charge applicable to similar units delivered to any authorized Chevrolet or GMC Dealer near Manufacturer's business premises.

9.4 GM shall have a reasonable period, and in any event not less than thirty days from the date of termination, in which to remove Vehicles from Manufacturer's premises, and Manufacturer's obligation under this Agreement in connection with safekeeping vehicles in its possession shall continue during such period.

9.5 If GM retakes possession of any Vehicles under this Article, the terms of this Agreement shall not apply to any Vehicles upon which Manufacturer has installed bodies or other equipment, or that are not in a new and unused condition or have missing parts or components.

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9.6      If  this   Agreement   is   terminated,   any  and  all  funds  in  the
         Manufacturer's Merchandising Reserve account, addressed in Article 10 herein, shall revert to GM.

9.7 Vehicles sold to Manufacturer under this Agreement are for distribution in the 50 United States, and the District of Columbia ("U.S.") or Puerto Rico. It is a material breach of this Agreement for Manufacturer to sell, cause or arrange to be sold End Products or new motor vehicles for resale or principal use outside the U.S. or Puerto Rico.

Article 10:  Merchandising Reserve

10.1 To assist Manufacturer with merchandising and marketing expenses resulting from sales of eligible Chevrolet or GMC Vehicles, GM may in its sole discretion provide a merchandising reserve in an amount to be determined each model year (hereinafter the "Merchandising Reserve").

10.2 This Merchandising Reserve will be accumulated by GM for any eligible Vehicles released to Dealers from September 1 through August 31 of each year, until further notice. The Merchandising Reserve fund will be paid to the Manufacturer's open account the following January.

10.3 Until the Merchandising Reserve is actually paid to Manufacturer, it remains the sole property of GM. Also GM has the right to recoup, setoff or deduct from the Merchandising Reserve any amounts due or to become due (whether matured. contingent or liquidated) from Manufacturer to GM or its subsidiaries. If this Agreement is terminated, any and all funds in the Merchandising Reserve account shall not be paid to Manufacturer.

10.4 Merchandising Reserve funds are intended to assist Manufacturer with its merchandising of eligible Vehicles to Chevrolet and GMC Dealers. As a condition to receipt of these funds annually, Manufacturer must spend not less than an equal amount to the reserve on such merchandising. GM may request receipts to support such payments.

Article 11:  General Terms

11.1 No waiver or modification of any term of this Agreement or creation of additional terms shall be valid or binding upon GM unless made in writing executed on its behalf by a Manager in General Motor's Fleet & Commercial Operations. The failure by either party to enforce any term of this Agreement at any future time shall not be considered a waiver of any right or remedy available hereunder or by law.

11.2 This Agreement does not constitute either party the agent or legal representative of the other for any purpose whatsoever. This Agreement is the sole and complete agreement of the parties, and there are no other agreements between them, either oral or written, respecting

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         the subject matter  hereof,  which are not superseded by this Agreement insofar as concerns Vehicles delivered hereunder.

11.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan as if entirely performed therein.

11.4 Notices in respect of any matter under this Agreement shall, in the absence of contrary written instructions provided by the party involved, be addressed to the attention of the representative executing this Agreement at the address set forth above.

11.5 All monies or accounts due Manufacturer from GM under this Agreement shall be considered net of any indebtedness of Manufacturer to GM, including its subsidiaries, and GM may, at its election, recoup, setoff or deduct any indebtedness of Manufacturer or Manufacturer's financial institution to GM against any monies or accounts due from GM to Manufacturer.

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on the dates set forth below:

MANUFACTURER:                                GENERAL MOTORS CORPORATION

Starcraft Automotive Group, Inc.

Chevrolet S.V.M. Code: 59-264, 59-924
                       --------------

GMC S.V.M. Code: 56-120
                 ------

By:      \s\Michael H. Schoeffler         By: \s\J. F. Brieske
         -------------------------            -------------------------------
         Michael H. Schoeffler                J. F. Brieske
Title:   President                        Title: Manager-Pool Operations
         -------------------------               ----------------------------
                                           Fleet and Commercial Operations

Date:    July 1, 1999                      Date: July 30, 1999
         -------------------------               ----------------------------

                                  EXHIBIT A TO

           SPECIAL VEHICLE MANUFACTURER CONVERTERS PROGRAM AGREEMENT

Agreement applies to all models of trucks and truck chassis (Vehicles) available through General Motors Fleet and Commercial Operations which are shipped under this Agreement.

Vehicles delivered to Manufacturer shall be stored at the following locations. and no others:

         1.       2703 College Avenue, Goshen, IN
         2.       2006 Century Drive, Goshen, IN
         3.       2940 Dexter Drive, Elkhart, IN (National Mobility Corp.)
         4.
         5.

MANUFACTURER:                                GENERAL MOTORS CORPORATION

Starcraft Automotive Group, Inc.

Chevrolet S.V.M. Code: 59-264, 59-924
                       --------------

GMC S.V.M. Code: 56-120
                 ------

By: \s\Michael H. Schoeffler              By: \s\J.F. Brieske
    ----------------------------------        ----------------------------------
    Michael H. Schoeffler                     J. F. Brieske
Title: President                           Title: Manager-Pool Operations
       ------------------------------            -------------------------------
                                                 Fleet and Commercial Operations

Date:  July 1, 1999                        Date: July 30, 1999
       ------------------------------            -------------------------------


                                      -11-